ATOMIC BURRITO, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                   Three Months Ended       Six Months Ended
                                         March 31               June 30,
                                    2000        1999         2000       1999
                                 ----------  ----------   ---------- ----------
BASIC EARNINGS PER SHARE:
Net income                       $(256,253)  $  (27,987)  $(391,583) $  133,810
Dividends on preferred stock             -            -           -      (3,204)
                                 ---------   ----------   ---------  ----------
Net income applicable to
    common stock                 $(256,253)  $  (27,987)  $(391,583) $  130,606
                                 =========   ==========   =========  ==========

Shares used in computing basic
  earnings per share             4,364,214    3,735,270   4,310,499   3,734,721
                                 =========   ==========   =========  ==========

Basic earnings per common share  $    (.06)  $   (0.007)  $    (.09) $     0.35
                                 =========   ==========   =========  ==========

DILUTED EARNINGS PER SHARE:
Net income                             N/A          N/A        N/A         N/A
                                 =========   ==========   =========  =========

Shares used in computing basic
  earnings per share                   *            *          *      3,734,997

Effect of shares issuable under
  conversion of preferred stock        *            *          *         44,685

Effect of shares issuable under
  common stock warrants under
  treasury stock method                *            *          *        204,221

Effect of shares issuable under
  common stock options using
  treasury stock method                *            *          *        137,324
                                 ---------   ----------   ---------  ----------

Shares used in computing diluted
  earnings per share                   *            *          *      4,121,227
                                 ---------   ----------   --------   ==========

Diluted earnings per common
   share                         $     N/A   $      N/A   $    N/A   $    0.032
                                 =========   ==========   ========   ==========


* Anti-dilutive